Exhibit 10.7

PLEDGE AGREEMENT

This PLEDGE AGREEMENT (this "Agreement") is made on November 21, 2008, by and between ANCHOR FUNDING SERVICES, INC., a Delaware limited liability company ("Pledgor"), and TEXTRON FINANCIAL CORPORATION, a Delaware Corporation, as collateral and administrative agent (together with its successors in such capacity, "Agent") for various financial institutions (each a "Lender" and collectively, "Lenders") party from time to time to the Loan Agreement (as defined below).

Recitals:

Anchor Funding Services, LLC, a North Carolina limited liability company ("Borrower"), Agent and Lenders are parties to a certain Loan and Security Agreement dated the date hereof (as at any time amended, restated, supplemented or otherwise modified, the "Loan Agreement"), pursuant to which Lenders may from time to time make loans or extend other financial accommodations to or for the benefit of Borrower.

To induce Agent and Lenders to enter into the Loan Agreement, Pledgor has executed a Continuing Guaranty Agreement of even date herewith in favor of Agent (as at any time amended, restated, supplemented or otherwise modified, the "Parent Guaranty"), pursuant to which Pledgor has guaranteed the payment and performance of all of Borrower's Obligations under (and as defined in) the Loan Agreement.

It is a condition to Lenders' willingness to make loans and other financial accommodations to or for the benefit of Borrower that Pledgor execute and deliver this Agreement.  To induce Lenders to make loans and otherwise extend credit pursuant to the Loan Agreement, Pledgor has agreed to grant to Agent a continuing security interest in and to the Pledged Collateral (as hereinafter defined) as security for the timely payment and performance of the Secured Obligations (as hereinafter defined).

NOW, THEREFORE, for Ten Dollars ($10.00) in hand paid to Pledgor and in consideration of the premises and mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to secure the timely payment and performance of the Secured Obligations (as hereinafter defined), Pledgor agrees as follows:

1.           Definitions.  Each capitalized term used herein, unless otherwise defined herein, shall have the meaning ascribed to such term in the Loan Agreement.  As used herein, the following terms shall have the following meanings:

"Companies" shall mean each of the entities identified as an "Issuer" on Annex A hereto, and each such entity individually is referred to herein as a "Company".

"Equity Interest" means the interest of (i) a shareholder in a corporation, (ii) a partner (whether general or limited) in a partnership (whether general, limited or limited liability), (iii) a member in a limited liability company, or (iv) any other Person having any other form of equity security or ownership interest.

"Organic Documents" shall mean with respect to any Person, its charter, certificate or articles of incorporation or formation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust, or similar agreement or instrument governing the formation or operation of such Person.

"Pledged Collateral" shall have the meaning ascribed to in Section 2 hereof.

"Power" shall have the meaning ascribed to it in Section 2 hereof.

"Secured Obligations" shall mean (a) all of the Obligations under (and as defined in) the Loan Agreement, (b) all obligations of Pledgor now or hereafter existing under the Parent Guaranty and (c) all obligations of Pledgor now or hereafter existing under this Agreement.

2.           Pledge; Lender's Duties.

(a)           Pledgor hereby pledges to Agent, and hereby grants to Agent, for the benefit of itself and Lenders, a security interest in all of the Equity Interests of the Companies held by Pledgor and more particularly described on Annex A hereto and all of Pledgor's options, if any, for the purchase of any Equity Interests of the Companies, herewith delivered to Agent,  and where certificated, accompanied by powers ("Powers") duly executed in blank, with signatures properly guaranteed, and all proceeds thereof and all dividends or distributions at any time payable in connection therewith (said Equity Interests, Powers, options, proceeds, dividends and distributions hereinafter collectively called the "Pledged Collateral") as security for the due and punctual payment and performance of the Secured Obligations.

(b)           Agent shall have no duty with respect to any of the Pledged Collateral other than the duty to use reasonable care in the safe custody of any tangible items of the Pledged Collateral in its possession.  Without limiting the generality of the foregoing, Agent shall be under no obligation to sell any of the Pledged Collateral or otherwise to take any steps necessary to preserve the value of any of the Pledged Collateral or to preserve rights in the Pledged Collateral against any other Persons, but may do so at its option, and all expenses incurred in connection therewith shall be for the sole account of Pledgor.

3.           Voting Rights.  During the term of this Agreement, and so long as no Event of Default shall exist, Pledgor shall have the right to vote all or any portion of the Equity Interests on all corporate questions for all purposes not inconsistent with the terms of this Agreement or any of the other Loan Documents.  To that end, if Agent transfers all or any portion of the Pledged Collateral, into its name or the name of its nominee, to the extent authorized to do so under this Agreement or any of the other Loan Documents, Agent shall, upon the request of Pledgor, unless an Event of Default shall have occurred, execute and deliver or cause to be executed and delivered to Pledgor, proxies with respect to the Pledged Collateral.  Pledgor hereby grants to Agent, effective upon the occurrence and continuation of any Event of Default, an IRREVOCABLE PROXY pursuant to which Agent shall be entitled to exercise all voting powers pertaining to the Pledged Collateral, including to call and attend all meetings of the shareholders or members of the Companies to be held from time to time with full power to act and vote in the name, place and stead of Pledgor (whether or not the Equity Interests shall have been transferred into its name or the name of its nominee or nominees), give all consents, waivers and ratifications in respect of the Pledged Collateral and otherwise act with respect thereto as though it were the outright owner thereof, and any and all proxies theretofore executed by Agent shall terminate and thereafter be null and void and of no effect whatsoever.

4.           Collection of Dividend Payments.  During the term of this Agreement, and so long as there shall not occur or exist any Event of Default, Pledgor shall have the right to receive and retain any and all dividends and other distributions payable by any Company on account of any of the Pledged Collateral except as otherwise provided in the Loan Documents.  Upon the occurrence and continuation of any Event of Default, all dividends and other distributions payable by any Company on account of any of the Pledged Collateral shall be paid to Agent and any such sum received by Pledgor shall be deemed to be held by Pledgor in trust for the benefit of Agent and shall be forthwith turned over to Agent for application by Agent to the Secured Obligations in such order of application as is specified in the Loan Agreement.

5.           Representations and Warranties of Pledgor.  Pledgor warrants and represents to Agent as follows (which representations and warranties shall be deemed continuing):  (a) Pledgor is the legal and beneficial owner of the Pledged Collateral; (b) all of the Equity Interests have been duly and validly issued, are fully paid and nonassessable, and are owned by Pledgor free of any Liens except for Permitted Liens and Agent's security interest hereunder; (c) the Pledged Collateral constitutes all of the issued and outstanding Equity Interests of the Companies; (d) there are no contractual or charter restrictions upon the voting rights or upon the transfer of any of the Pledged Collateral; (e) Pledgor has the right to vote, pledge and grant a security interest in or otherwise transfer the Pledged Collateral without the consent of any other party and free of any Liens other than Permitted Liens and applicable restrictions imposed by any Governmental Authority and without any restriction under the Organic Documents of Pledgor or any Company or any agreement among Pledgor's or any Company's shareholders, members or partners; (f) this Agreement has been duly authorized, executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor, enforceable in accordance with its terms except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights; (g) the execution, delivery and performance by Pledgor of this Agreement and the exercise by Agent of its rights and remedies hereunder do not and will not result in the violation of the Organic Documents of Pledgor, any agreement, indenture, instrument or Applicable Law by which Pledgor or any Company is bound or to which Pledgor or any Company is subject (except Pledgor makes no representation or warranty about Agent's prospective compliance with any federal or state laws or regulations governing the sale or exchange of securities); (h) no consent, filing, approval, registration or recording is required (x) for the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or (y) to perfect the Lien created by this Agreement; (i) none of the Pledged Collateral is held or maintained in the form of a securities entitlement or credited to any securities account; (j) none of the Pledged Collateral constituting membership interests in a limited liability company or general or limited partnership interests in a limited partnership or limited liability partnership is, nor has the relevant Company elected to designate any of the Pledged Collateral as, a "security" under (and as defined in) Article 8 of the UCC; and (k) unless a Power is delivered in connection therewith, none of the Pledged Collateral is evidenced by a certificate or other writing.

6.           Affirmative Covenants of Pledgor.  Until all of the Secured Obligations have been satisfied in full and the Loan Agreement and the Parent Guaranty have been terminated, Pledgor covenants that it will:  (a) warrant and defend at its own expense Agent's right, title, and security interest in and to the Pledged Collateral against the claims of any Person; (b) deliver to Agent promptly all written notices with respect to the Pledged Collateral, and will promptly give written notice to Agent of any other notices received by Pledgor with respect to the Pledged Collateral; and (c) deliver to Agent promptly to hold under this Agreement any Equity Interests of any Company subsequently acquired by Pledgor, whether acquired by Pledgor by virtue of the exercise of any options included within the Pledged Collateral or otherwise (which Equity Interests shall be deemed to be a part of the Pledged Collateral); (d) if any of the Pledged Collateral constituting membership interests in a limited liability company or general or limited partnership interests in a limited partnership or limited liability partnership is hereafter designated by the relevant Company as a "security" under (and as defined in) Article 8 of the UCC, cause such Pledged Collateral to be certificated; and (e) if at any time hereafter any of the Pledged Collateral that is not currently certificated becomes certificated, deliver all certificates or other documents evidencing or representing the Pledged Collateral to Agent, accompanied by Powers, all in form and substance satisfactory to Agent.

7.           Negative Covenants of Pledgor.  Until all of the Secured Obligations have been satisfied in full and the Loan Agreement and the Parent Guaranty have been terminated, Pledgor covenants that it will not, without the prior written consent of Agent, (a) sell, convey or otherwise dispose of any of the Pledged Collateral or any interest therein other than as permitted under the Loan Agreement; (b) incur or permit to be incurred any Lien whatsoever upon or with respect to any of the Pledged Collateral or the proceeds thereof, other than the security interest created hereby and Permitted Liens; (c) consent to the issuance by any Company of any new Equity Interests other than as permitted under the Loan Agreement; (d) consent to any merger or other consolidation of any Company with or into any corporation or other entity other than as permitted under the Loan Agreement; (e) cause any Pledged Collateral to be held or maintained in the form of a security entitlement or credited to any securities account; (f) designate, or cause any Company to designate, any of the Pledged Collateral constituting membership interests in a limited liability company or general or limited partnership interests in a limited partnership or limited liability partnership as a "security" under Article 8 of the UCC, unless such Company has caused such Pledged Collateral to become certificated and has complied with the requirements of Section 6(e) hereof with respect to such Pledged Collateral; or (g) evidence, or permit any Company to evidence, any of the Pledged Collateral that is not currently certificated, with any certificates, instruments or other writings, unless such Company has complied with the provisions of Section 6(e) of this Agreement.

8.           Irrevocable Authorization and Instruction to Companies. To the extent that any portion of the Pledged Collateral may now or hereafter consist of uncertificated securities within the meaning of Article 8 of the UCC, Pledgor irrevocably authorizes and instructs each Company to comply with any instruction received by such Company from Agent with respect to such Pledged Collateral without any other or further instructions from or consent of Pledgor, and Pledgor agrees that Company shall be fully protected in so complying; provided, however, that Agent agrees that Agent will not issue or deliver any instructions to any Company except upon the occurrence and continuance of an Event of Default.

9.           Subsequent Changes Affecting Pledged Collateral.  Pledgor hereby represents to Agent that Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Pledged Collateral (including rights to convert, rights to subscribe, payment of dividends and distributions, reorganization or other exchanges, tender offers and voting rights), and Pledgor agrees that Agent shall have no responsibility or liability for informing Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto.  Agent may, at any time that an Event of Default exists, at its option and without notice to Pledgor, transfer or register the Pledged Collateral or any portion thereof into its or its nominee's name with or without any indication that such Pledged Collateral is subject to the security interest hereunder.

10.           Equity Interest Adjustments.  If during the term of this Agreement any dividend, reclassification, readjustment or other change is declared or made in the capital structure of the Companies, or any option included within the Pledged Collateral is exercised, or both, all new, substituted and additional Equity Interests, or other securities, issued by reason of any such change or exercise shall, if received by Pledgor, be held in trust for Agent's benefit and shall be promptly delivered to and held by Agent under the terms of this Agreement in the same manner as the Pledged Collateral originally pledged hereunder.

11.           Warrants, Options and Rights.  If during the term of this Agreement subscription warrants or any other rights or options shall be issued or exercised in connection with the Pledged Collateral, then such warrants, rights and options shall be immediately assigned by Pledgor to Agent and all certificates evidencing new Equity Interests or other securities so acquired by Pledgor shall be immediately delivered to and held by Agent to be held under the terms of this Agreement in the same manner as the Pledged Collateral originally pledged hereunder.

12.           Registration.  If Agent determines that it is required to register under or otherwise comply in any way with the Securities Act of 1933, as amended (the "Securities Act") or any similar federal or state law, with respect to the securities included in the Pledged Collateral prior to sale thereof by Agent, then upon the occurrence and during the continuation of an Event of Default, Pledgor will use its best efforts to cause any such registration to be effectively made, at no expense to Agent, and to continue such registration effective for such time as may be reasonably necessary in the reasonable opinion of Agent, and will reimburse Agent for any expense incurred by Agent, including reasonable attorneys' fees and accountants' fees and expenses, in connection therewith.

13.           Consent.  Pledgor hereby consents that from time to time, before or after the occurrence or existence of any Default or Event of Default, with or without notice to or assent from Pledgor, any other security at any time held by or available to Agent for any of the Secured Obligations may be exchanged, surrendered, or released, and any of the Secured Obligations may be changed, altered, renewed, extended, continued, surrendered, compromised, waived or released, in whole or in part, as Agent may see fit, and Pledgor shall remain bound under this Agreement and under the other Loan Documents notwithstanding any such exchange, surrender, release, alteration, renewal, extension, continuance, compromise, waiver or inaction, extension of further credit or other dealing.

14.           Remedies Upon Default.  Upon the occurrence and during the continuation of any Event of Default, (i) Agent shall have, in addition to any other rights given by law or the rights given hereunder or under each of the other Loan Documents, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the UCC and (ii) Agent may cause all or any part of the Equity Interests held by it to be transferred into its name or the name of its nominee or nominees.  In addition, upon the occurrence and continuation of an Event of Default, Agent may sell or cause the Pledged Collateral, or any part thereof, which shall then be or shall thereafter come into Agent's possession or custody, to be sold at any broker's board or at public or private sale, in one or more sales or lots, at such price as Agent may deem best, and for cash or on credit or for future delivery, and the purchaser of any or all of the Pledged Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever or Pledgor or arising through Pledgor.  If any of the Pledged Collateral is sold by Agent upon credit or for future delivery, Agent shall not be liable for the failure of the purchaser to pay the same and in such event Agent may resell such Pledged Collateral.  Unless the Pledged Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, Agent will give Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made.  Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable.  Any requirements of reasonable notice shall be met if such notice is mailed to Pledgor, as provided in Section 22 below, at least ten (10) days before the time of the sale or disposition.  Any other requirement of notice, demand or advertisement for sale is, to the extent permitted by Applicable Law, waived.  Agent may, in its own name, or in the name of a designee or nominee, buy at any public sale of the Pledged Collateral and, if permitted by Applicable Law, buy at any private sale thereof.  Pledgor will pay to Agent on demand all expenses (including court costs and reasonable attorneys' fees and expenses) of, or incident to, the enforcement of any of the provisions hereof and all other charges due against the Pledged Collateral, including taxes, assessments or Liens upon the Pledged Collateral and any expenses, including transfer or other taxes, arising in connection with any sale, transfer or other disposition of Pledged Collateral.  In connection with any sale of Pledged Collateral by Agent, Agent shall have the right to execute any document or form, in its name or in the name of Pledgor, which may be necessary or desirable in connection with such sale, including Form 144 promulgated by the Securities and Exchange Commission.  In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected Pledgor agrees that Agent may, upon the occurrence and continuation of an Event of Default, attempt to sell all or any part of the Pledged Collateral by means of a private placement restricting the bidders and prospective purchasers to those who will represent and agree that they are accredited investors (as defined in Regulation D promulgated under the Securities Act) purchasing for investment only and not for distribution.  Pledgor agrees that any such private sales may be at prices and other terms less favorable to the seller than if sold at public sales and that such private sales shall not by reason thereof be deemed not to have been made in a commercially reasonable manner.  Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act even if the issuer would agree to do so.  Agent shall apply the cash proceeds actually received from any sale or other disposition to the reasonable expenses of retaking, holding, preparing for sale, selling and the like, to reasonable attorneys' fees, and all legal expenses, travel and other expenses which may be incurred by Agent in attempting to collect the Secured Obligations or to enforce this Agreement or in the prosecution or defense of any action or proceeding related to the subject matter of this Agreement; and then to the Secured Obligations in the manner authorized by the Loan Agreement.

15.           Redemption; Marshaling.  Pledgor hereby waives and releases to the fullest extent permitted by Applicable Law any right of equity of redemption with respect to the Pledged Collateral before or after a sale conducted pursuant to Section 14 hereof.  Pledgor agrees that Agent shall not be required to marshal any present or future security (including this Agreement and the Pledged Collateral pledged hereunder) for, or guaranties of, the Secured Obligations or any of them, or to resort to such security or guaranties in any particular order; and all of Agent's rights hereunder and in respect of such security and guaranties shall be cumulative and in addition to all other rights, however existing or arising.  To the fullest extent that it lawfully may, Pledgor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Agent's rights under this Agreement or under any other instrument evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or guaranteed, and to the fullest extent that it lawfully may, Pledgor hereby irrevocably waives the benefits of all such laws.

16.           Term.  This Agreement shall become effective only when accepted by Agent and, when so accepted, shall constitute a continuing agreement and shall remain in full force and effect until the Loan Agreement and the Parent Guaranty are terminated and all of the Secured Obligations have been fully and finally paid, satisfied and discharged, at which time this Agreement shall terminate and Agent shall deliver to Pledgor, at Pledgor's expense, (i) such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to this Agreement and (ii) such termination statements and other release documents as may be requested by Pledgor to evidence the termination of Agent's security interest in the Pledged Collateral.  Notwithstanding the foregoing, in no event shall any termination of this Agreement terminate any indemnity set forth in this Agreement or any of the other Loan Documents, all of which indemnities shall survive any termination of this Agreement, the Parent Guaranty or any of the other Loan Documents in accordance with their respective terms.

17.           Rules and Construction.  The singular shall include the plural and vice versa, and any gender shall include any other gender as the text shall indicate.  All references to "including" shall mean "including, without limitation."  Whenever in this Agreement the words "Equity Interest" or "Equity Interests"  or other similar words or phrases are used in connection with a Person referring to equity ownership interests in such Person, such word or phrase shall be deemed to include a reference to capital stock, limited liability company membership interests, and general or limited partnership interests in a limited partnership or limited liability partnership, each reference to a "corporation" shall also be deemed to include a reference to a limited liability company, limited partnership or limited liability partnership and vice versa, each reference to "shareholders" of a Person shall also be deemed to include a reference to members or partners and vice versa and each reference to "certificate of incorporation" or "articles of incorporation" or "bylaws" shall also be deemed to include a reference to "certificate of formation" or "certificate of limited partnership" and "limited liability company operating agreement" or "limited partnership agreement" or other constituent documents of a limited liability company, limited partnership or limited liability partnership and vice versa.

18.           Successors and Assigns.  This Agreement shall be binding upon Pledgor and its successors and assigns, and shall inure to the benefit of Agent and its successors and assigns.

19.           Construction and Applicable Law.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but, if any provision of this Agreement shall be held to be prohibited or invalid under any Applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.  This Agreement shall be governed by and the rights and liabilities of the parties hereto determined and construed in accordance with the internal laws of the State of Rhode Island without regard to its conflicts of law provisions.  This Agreement is intended to take effect as a document executed and delivered under seal

20.           Cooperation and Further Assurances.  Pledgor agrees that it will cooperate with Agent and will, upon Agent's request, execute and deliver, or cause to be executed and delivered, all such other powers, instruments, financing statements, certificates, legal opinions and other documents, and will take all such other action as Agent requests from time to time, in order to carry out the provisions and purposes hereof, including delivering to Agent, if requested by Agent, irrevocable proxies with respect to the Equity Interests in form satisfactory to Agent.  Until receipt thereof, this Agreement shall constitute Pledgor's proxy to Agent or its nominee to vote all shares of the Equity Interests then registered in Pledgor's name (subject to Pledgor's voting rights under Section 3 hereof).

21.           Agent's Exoneration.  Under no circumstances shall Agent be deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Pledged Collateral of any nature or kind, other than the physical custody thereof, or any matter or proceedings arising out of or relating thereto.  Agent shall not be required to take any action of any kind to collect, preserve or protect its or Pledgor's rights in the Pledged Collateral or against other parties thereto.  Agent's prior recourse to any part or all of the Pledged Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of the Secured Obligations.

22.           Notices.  All notices, requests and demand to or upon either party hereto shall be given in the manner and become effective as stipulated in the Loan Agreement.

23.           Pledgor's Obligations Not Affected.  The obligations of Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of Pledgor; (b) any exercise or nonexercise, or any waiver, by Agent of any right, remedy, power or privilege under or in respect of any of the Secured Obligations or any security thereof (including this Agreement); (c) any amendment to or modification of the Loan Agreement, the Parent Guaranty, the other Loan Documents or any of the Secured Obligations; (d) any amendment to or modification of any instrument (other than this Agreement) securing any of the Secured Obligations; or (e) the taking of additional security for, or any guaranty of, any of the Secured Obligations or the release or discharge or termination of any security or guaranty for any of the Secured Obligations, regardless of whether or not Pledgor shall have notice or knowledge of any of the foregoing.

24.           No Waiver, Etc.  No act, failure or delay by Agent shall constitute a waiver of any of its rights and remedies hereunder or otherwise.  No single or partial waiver by Agent of any Default or Event of Default or right or remedy that Agent might have shall operate as a waiver of any other Default, Event of Default, right or remedy or of the same Default, Event of Default, right or remedy on a future occasion.  Pledgor hereby waives presentment, notice of dishonor and protest of all instruments included in or evidencing any of the Secured Obligations or the Pledged Collateral, and any and all other notices and demands whatsoever (except as expressly provided herein).

25.           Section Headings.  The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

26.           Agent Appointed Attorney-In-Fact.  Upon the occurrence and continuation of an Event of Default, Pledgor hereby constitutes and appoints Agent, with full power of substitution, Pledgor's attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that Agent reasonably deems necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable.  Without limiting the generality of the foregoing, Agent shall have the power to arrange for the transfer, upon the occurrence and continuation of an Event of Default, of any of the Pledged Collateral on the books of any or all of Companies to the name of Agent or Agent's nominee.  Pledgor agrees to indemnify and save Agent harmless from and against any liability or damage that Agent might suffer or incur, in the exercise or performance of any of Agent's powers and duties specifically set forth herein other than that caused by gross negligence or willful misconduct of Agent.

27.           Use of Loan Proceeds.  Pledgor hereby represents and warrants to Agent that none of the loan proceeds heretofore and hereafter received by it under the Loan Agreement are for the purpose of purchasing any "margin security" as that term is defined in either Regulation U promulgated by the Board of Governors of the Federal Reserve System, or refinancing any indebtedness originally incurred to purchase any such "margin security."

28.           Waiver of Subrogation and Other Claims.  Pledgor recognizes that Agent, in exercising its rights and remedies with respect to the Pledged Collateral, may likely be unable to find one or more purchasers thereof if, after the sale of the Pledged Collateral, a Company were, because of any claim based on subrogation or any other theory, liable to Pledgor on account of the sale by Agent of the Pledged Collateral in full or partial satisfaction of the Secured Obligations or liable to Pledgor on account of any indebtedness owing to Pledgor that is subordinated to any or all of the Secured Obligations.  Pledgor hereby agrees, therefore, that if Agent sells any of the Pledged Collateral in full or partial satisfaction of the Secured Obligations, Pledgor shall in such case have no right or claim against any Company on account of any such subordinated indebtedness or on the theory that Pledgor has become subrogated to any claim or right of Agent against such Company or on any basis whatsoever, and Pledgor hereby expressly waives and relinquishes all such rights and claims against Companies.

29.           Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.  In proving this Agreement in any judicial proceeding, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought.  Any manually-executed signature page delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature page hereto.

30.           WAIVERS.  PLEDGOR HEREBY WAIVES: NOTICE OF AGENT'S ACCEPTANCE OF THIS AGREEMENT; NOTICE OF EXTENSIONS OF CREDIT, LOANS, ADVANCES OR OTHER FINANCIAL ASSISTANCE BY AGENT AND LENDERS TO BORROWER; TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY (WHICH AGENT AND LENDERS ALSO WAIVE) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM CONCERNING THIS AGREEMENT OR ANY OF THE PLEDGED COLLATERAL; PRESENTMENT AND DEMAND FOR PAYMENT OF ANY OF THE SECURED OBLIGATIONS; PROTEST AND NOTICE OF DISHONOR OR DEFAULT WITH RESPECT TO ANY OF THE SECURED OBLIGATIONS; AND ALL OTHER NOTICES TO WHICH PLEDGOR MIGHT OTHERWISE BE ENTITLED EXCEPT AS HEREIN OTHERWISE EXPRESSLY PROVIDED.

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signatures begin on following page.]

IN WITNESS WHEREOF, Pledgor has signed, sealed and delivered this Agreement on the day and year first above written.

PLEDGOR:

ANCHOR FUNDING SERVICES, INC.

By:	/s/
Brad Bernstein
President

Accepted in Atlanta, Georgia:

AGENT:

TEXTRON FINANCIAL CORPORATION, as Agent

By:	/s/

ANNEX A

Issuer	Type and Class of Equity Interests	Number of Pledged Equity Interests	Percentage of Outstanding Equity Interests
Anchor Funding Services, LLC	membership interests	N/A	100%

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